Exhibit 10.38
10.38 Plant Lease Agreement, between Shandong Xiangrui and Shandong
Runyin Bio-chemical Co., Ltd. for the Plant Located in Ruixing Industry Park
Party A (Lessor): Shandong Runyin Bio-chemical Co., Ltd.
Party B (Lessee): Shandong Xiangrui
In accordance with the relevant provisions of laws, regulations of People’s Republic of China, Party A hereby agrees to rent its legally possessed properties to Party B after friendly consultation.
Article 1: Location of the Property
Party A shall rent the Plant of Nos. A22, A19 Located in Ruixing Industry Park (Land Certificate No: DONG GUO YONG [2008] No. 159; Property Certificate No: DONG FANG CHAN ZHENG [2008] ZI No. 10284) and their ancillary facilities in good condition to Party B.
Article 2: Gross Building Area of the Properties
The gross registered building area of the premises rented by Party A is 2717 square meters.
Article 3: Term of Lease
The term of lease is from December 1, 2008 to November 30, 2011 and lasts for 3 years.
Article 4: Rent Amount
The agreed annual rent amount is RMB 61902.48 (including water, electricity, heating, office appliances). The rent shall be payable by Party B to Party A in cash.
The rent shall be paid on an annual basis, and the rent shall be paid off before the end of the year.
In the event that Party B fails to pay the rent, Party A is entitled to take back the properties and claim for damages.
Article 5: Obligations of Party A
1. Party A shall deliver the properties and their ancillary facilities to Party B in a timely manner.

2. In the event that the aforesaid leased properties are damaged by reason of quality defects, natural losses, force majeure, Party A is under duty to renovate and bear the relevant fees. Where Party A fails to repair within 2 weeks, Party B is entitled to terminate the contract and request for refund of the rent has been paid.
3. Party A shall assure that it has the rights to rent the aforesaid premises. If the ownership right is wholly or partially transferred, a third party’s right is created over the properties, or any other events that might affect Party’s legal benefits arise, Party A shall guarantee that the owner, the third parties will comply with all of the provisions under this contract; Party A shall be liable for any damages suffered by Party A resulting from the aforesaid act.
4. Party A shall guarantee that the properties and their ancillary facilities (including water, electricity, heating, correspondence) in good condition.
Article 6: Obligations of Party B
1. Party B shall pay the rent pursuant to the provisions of this contract.
2. Party B in entitled to add equipments with the consent of Party B. where the term of lease expires, Party B shall move the added equipments away and shall guarantee that it shall not affect the integrity and normal use of the properties, office appliances or electrical equipments such as computers.
3. Without the consent of Party A, Party B shall not sublease the leased properties; where the properties are damaged due to the omission of Party B, Party B shall bear the liability.
4. Party B shall legally use the properties, office appliances, electrical equipments pursuant to the provisions of this contract without changing the nature of the premises. Party B is prohibited from storing dangerous goods; otherwise, it shall bear the liability for damages occurred.
5. Party B shall bear the correspondence fees occurred during the term of lease, and shall pay it in a timely manner.
Article 7: Termination of Contract
1. Party B shall notify Party A one month in advance if it intends to renew the lease upon expiration of this contract; Party B shall has the lessee’s right of preemption under the same conditions.
2. Where the lease term expires, Party B shall return the premises to Party A within 5 days.

3. This contract shall immediately take effect after signing of the contract by both parties. Any matters have not been contemplated under this contract shall be decided by consultation of both parties.
Article 8: Breach and Dispute Resolution
1. It shall be deemed as in default where any party fails to perform the provisions of this contract without the consent of the other party; both parties agree that the liquidated damages shall be RMB 10000; the breaching shall be liable for the compensation in the case that liquidated damages is not adequate to make up the losses of the non-breaching party.
2. Any dispute arising out of, or in connection with this contract shall be settled by friendly consultation of both parties, where the dispute is not settled through consultation, action can be brought to the competent People’s Court.
Article 9: This contract shall be signed in two counterparts, both parties hold one respectively.
Party A: Shandong Runyin Bio-chemical Co., Ltd. (sealed)
Agent (signature):
Date:
Party B: Shandong Xiangrui
Agent (signature):
Date: